Exhibit 99.1

23301 Wilmington Avenue Carson, CA 90745-6209 310.513.7200 www.ducommun.com

January 10, 2017

Mr. James S. Heiser

Ducommun Incorporated

23301 Wilmington Ave.

Carson, CA 90745

Dear Jim:

Re:	Transition Support

This letter agreement (the “Agreement”) sets forth the terms of the agreement between Ducommun Incorporated (the “Company”) and James S. Heiser (“you” or “Employee”) to provide transition support services following your retirement, which is expected to take place in April 2017.

1. Transition Support. For a period of thirteen (13) weeks following your retirement, you will make yourself generally available by telephone and email to respond to questions and otherwise support an orderly transition of your duties as General Counsel of the Company. You will not be expected to provide legal advice or represent the Company as an attorney following your retirement.

2. Compensation.

(a) The Company will continue to pay your base salary in the amount of $358,849 per year (subject to normal payroll tax withholdings) on a bi-weekly basis for a period of thirteen (13) weeks following your retirement,

(b) The Company will continue to pay, for a period of thirteen (13) weeks following your retirement, the cost of medical, dental and vision insurance benefits for you and your immediate family (subject to normal employee contributions) to the extent similar coverage is provided during that period to the Company’s officers generally, and

(c) The Company will continue to consider you an “employee” for a period of one (1) year following your retirement solely for the purposes of continued vesting under any stock option agreements and restricted stock unit agreements between the Company and you in effect on your retirement date.

3. Expenses. The Company will reimburse you for all usual expenses paid or incurred by you in performing the services hereunder consistent with the Company’s expense reimbursement policy.

4. Stock-based Compensation. Except as provided in paragraph 2(c) above, this letter agreement does not alter or amend the terms of the stock option agreements, restricted stock agreements and performance stock agreements (collectively, the “Stock Agreements”) between the Company and you, which shall continue in full force and effect following your retirement. Exhibit A attached hereto summarizes the status of your Stock Agreements as of the date of this letter agreement, assuming (i) you retire in April 2017, and (ii) a “change in control” of the Company does not occur.

5. Entire Agreement; Amendments; No Representations. This Agreement constitutes the entire agreement between the Company and you concerning the subject matter hereof. No amendment or modification of this Agreement shall be valid unless in writing signed by the Chief Executive Officer of the Company and you.

If you are in agreement with the foregoing, please sign a copy of this letter in the space below and return it to me.

Sincerely,

DUCOMMUN INCORPORATED

By:	/s/ Anthony J. Reardon
Chief Executive Officer

ACCEPTED AND AGREED:

/s/ James S. Heiser
Employee

January 10, 2017
Date

JAMES S. HEISER

EXHIBIT A

STOCK-BASED COMPENSATION

(as of January 10, 2017, assuming retirement in April 2017 and no “change of control” of the Company occurs)

STOCK OPTIONS (1):

Grant Date	No. of Shares	Exercise Price ($)	Date Exercisable
7/31/2013	11,250	22.84	Currently
7/31/2013	3,750	22.84	7/31/2017
3/18/2014	4,000	24.90	Currently
3/18/2014	2,000	24.90	3/18/2017
3/18/2014	2,000	24.90	3/18/2018
3/30/2015	2,000	25.51	Currently
3/30/2015	2,000	25.51	3/30/2017
3/30/2015	2,000	25.51	3/30/2018
3/23/2016	2,500	15.92	3/23/2017
3/23/2016	2,500	15.92	3/23/2018

RESTRICTED STOCK UNITS:

Grant Date	No. of Shares	Vesting Date
3/18/2014	1,334	3/18/2017
3/30/2015	1,500	3/18/2017
3/30/2015	1,500	3/18/2018
3/23/2016	2,333	3/18/2017
3/23/2016	2,334	3/18/2018

PERFORMANCE STOCK UNITS:

Grant Date	Target Shares	“Earned” Shares (2)
		2014	2015	2016	2017
3/18/2014	6,000	4,002	0	(3)	—
3/30/2015	6,000	—	0	(3)	(4)
3/23/2016	6,000	—	—	(3)	(4)

Notes:

(1)	Stock options are exercisable for full term following retirement.
(2)	Shares “earned” for 2014-2016 will be issued to Employee immediately on retirement date.
(3)	Shares “earned” for 2016 will be determined by the Compensation Committee in March 2017.
(4)	Since Employee is expected to be employed for one quarter of 2017, “target” shares for 2017 will be reduced to 1,500 shares for the 2015 grant and 1,500 shares for the 2016 grant. Shares“earned” for 2017 will be determined by the Compensation Committee in March 2018 and issued to Employee immediately thereafter.

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